UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2025
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market, LLC (“Nasdaq”) had previously notified the Company on October 13, 2025 that the Panel had granted the Company’s request for an exception to demonstrate compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”) for continued listing through October 31, 2025.

On November 25, 2025, the Company was formally notified that (i) the Panel determined that the Company has regained compliance with the Bid Price Requirement; and (ii) the Panel has also approved the Company’s request for an exception until December 31, 2025 to demonstrate long-term compliance with the Stockholders’ Equity Requirement (as extended, the “Exception”).

As previously disclosed, upon request by the Company, the Panel has discretion to grant the Company continued listing through February 9, 2026.  Pursuant to the Exception, the Company is required to, and fully intends to, provide the Panel with prompt notification of any significant events that occur, including any event that may call into question the Company’s ability to satisfy the terms of the Exception. If such events do occur, the Company may request a further extension beyond December 31, 2025 to regain compliance with the Stockholders’ Equity Requirement. The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.  There can be no assurance that the Panel would exercise their discretion to grant an extension beyond December 31, 2025.

The Company believes it will need to engage in additional capital raising transactions to regain compliance with the Stockholders’ Equity Requirement, and there is no guarantee that such financing will be available on terms acceptable to the Company, or at all.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s ability to regain (as applicable) and maintain compliance with the continued listing requirements of Nasdaq and maintain the listing of the Company’s common stock; statements about the future listing of the Company’s common stock; statements about the Company’s intentions and plans for addressing Nasdaq listing deficiencies, including statements about plans for regaining compliance and intended actions following the Nasdaq Panel hearing and Panel decision; and statements about the Company’s intentions and plans including anticipated actions and requests in connection with the Nasdaq process, requests for further extensions, statements about requested relief from Nasdaq or the hearing Panel or the type of relief that may be available; statements regarding plans that the Company may implement or actions that the Company may take in furtherance of regaining compliance; statements about the Company’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: November 26, 2025	By:	/s/ Ryan Confer
Ryan Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)